Exhibit 10.3

Addendum to the employment agreement

BETWEEN THE UNDERSIGNED:

LTX-Credence France

A limited liability corporation, with a share capital of 200,000 euros,

the registered office of which is located at 60 rue des Berges, Miniparc Polytec, Bâtiment Tramontane, 38000 Grenoble, registered with the Commercial Registry of Grenoble under the number 323 859 074.

Represented for the purposes hereof by Mr David Tacelli, duly empowered.

Hereinafter referred to as the “Company”,

On the one hand,

AND

Mr. Pascal RONDE,

Residing at [__________],

[__________],

Hereinafter referred to as the “Employee”,

On the second hand,

Together referred to as the “Parties”.

WHEREAS:

The Employee has been hired by the Company under an indefinite-term employment agreement dated December 19, 2011 to perform the duties of Vice President, Global Field Operations, with the executive status.

The Company proposed to the Employee the position of Senior Vice President, Global Customer Team, which the latter has accepted under terms and conditions defined in this addendum.

The Parties agree that the Employee will keep the seniority acquired within the Company as from his hiring date, i.e. January 16, 2012.

THE PARTIES HAVE THEREFORE AGREED AS FOLLOWS:

ARTICLE 1 – JOB TITLE, FUNCTIONS AND DUTIES

1.1. The Employee is employed by the Company in the capacity of Senior Vice President, Sales and Global Customer Team, with the executive status, position III C, coefficient 240.

In the frame of the duties assigned to him, the Employee will in particular be in charge of:

•	Global sales

•	Global business development

•	Global applications support

•	Global Field Service, including P&L responsibility;

and such other duties or tasks within the Employee’s functions and qualifications without same being considered a modification of his Employment Agreement.

From a legal standpoint, the employee shall be under the hierarchical supervision of the President of the Company, currently Mr. Michael Goldbach.

However, from an operational standpoint, the Employee shall report to David Tacelli, Chief Executive Officer and President of LTX-Credence Corporation, or to any other Manager designated by the Company for this purpose.

The Employee shall perform his duties to the best of his ability and shall abide by all policies and procedures of the group, as amended on a regular basis.

ARTICLE 2 – DURATION OF AGREEMENT

This Addendum will be in force, for an indefinite duration, as of the date hereof.

ARTICLE 3 – TERMINATION OF THE EMPLOYMENT CONTRACT

•	In case of termination or suspension of the Employment Agreement dated December 19, 2011 for whatsoever reason (resignation, dismissal, retirement, long term sick leave, etc.), the Employee shall return to the Company upon his leaving any documents or equipment belonging to the Company.

•	Moreover, if Employee’s employment is terminated by the Company except in the case of gross or wilful misconduct, the Employee shall be entitled to receive the following, all subject to Employee entering into a settlement agreement with the Company:

(A) a termination indemnity equal to one (1) year of gross base salary as stipulated in Article 4 of the Employment Agreement entered into on December 19, 2011, which indemnity shall be inclusive of the dismissal or retirement indemnity which might be due in accordance with the applicable Collective Bargaining Agreement; .

(B) a pro rata portion of Employee’s targeted annual bonus (referenced in Section 4.2 of the Employment Agreement entered into on December 19, 2011) depending on his presence over the year of his effective departure; and

(C) a gross amount equal to Employee’s targeted annual bonus.

ARTICLE 4 – PREVIOUS AGREEMENT

This addendum is amending the Articles 1, 3, and 17 of the Employee’s Employment Agreement signed on December 19, 2011.

The other provisions of the Employee’s Employment Agreement which are not otherwise modified by the present addendum remain in force and applicable.

ARTICLE 5 – GOVERNING LAW – COMPETENT COURT

This addendum is governed by French law, both with respect to its performance and its termination. Any dispute relating hereto shall be subject to the exclusive jurisdiction of the French courts.

ARTICLE 6 – LANGUAGE

The definitive version of this addendum that binds the Parties is the French language version, the English version being provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail.

In duplicate.

At

On 26/04/2014

Bon Pour Accord	Bon Pour Accord

/S/ David G. Tacelli 4/29/2014	/s/ Pascal Ronde
For the Company,	The Employee,
David Tacelli,*	Pascal Rondé *
Duly empowered

(*)	Signature to be preceded by the hand-written words “Bon pour accord” (Valid for an agreement)

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